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                                  EXHIBIT 3.02

                                     BYLAWS

                                       OF

                               PACIFIC ENTERPRISES

                                  MARCH 1, 1995
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                                     BYLAWS

                                       OF

                               PACIFIC ENTERPRISES

                                      _____


                                    ARTICLE I

                                PRINCIPAL OFFICE

     SECTION 1. The principal executive office of the Company is located at 555 West Fifth Street, City of Los Angeles, County of Los Angeles, California.

                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     SECTION 1. All Meetings of Shareholders shall be held either at the principal executive office of the Company or at any other place within or without the state as may be designated by resolution of the Board of Directors.

     SECTION 2. An Annual Meeting of Shareholders shall be held each year on such date and at such time as may be designated by resolution of the Board of Directors.

     SECTION 3. At an Annual Meeting of Shareholders, only such business shall be conducted as shall have been properly brought before the Annual Meeting. To be properly brought before an Annual Meeting, business must be (a) specified in the notice of the Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the Annual Meeting by a Shareholder. For business to be properly brought before an Annual Meeting by a Shareholder, including the nomination of any person (other than a person nominated by or at the direction of the Board of Directors) for election to the Board of Directors, the Shareholder must have given timely and proper written notice to the Secretary of the Company. To be timely, the Shareholder's written notice must be received at the principal executive office of the Company not less than sixty nor more than one hundred twenty days in advance of the date corresponding to the date of the last Annual Meeting; provided, however, that in the event the Annual Meeting to which the Shareholder's written notice relates is to be held on a date which differs by more than sixty days from the date corresponding to the date of the last Annual Meeting, the Shareholder's written notice to be timely must be so received not later than the close of business on the tenth day following the date on which public disclosure of the date of the Annual Meeting is made or given to Shareholders. To be proper, the

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Shareholder's written notice must set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting, (b) the name and address of the Shareholder as they appear on the Company's books, (c) the class and number of shares of the Company which are beneficially owned by the Shareholder, and (d) any material interest of the Shareholder in such business. In addition, if the Shareholder's written notice relates to the nomination at the Annual Meeting of any person for election to the Board of Directors, such notice to be proper must also set forth (a) the name, age, business address and residence address of each person to be nominated, (b) the principal occupation or employment of each such person, (c) the number of shares of capital stock beneficially owned by each such person, and (d) such other information concerning each such person as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such person as a Director, and must be accompanied by a consent, signed by each such person, to serve as a Director of the Company if elected. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an Annual Meeting except in accordance with the procedures set forth in this Section 3.

     SECTION 4. Each Shareholder of the Company shall be entitled to elect voting confidentiality as provided in this Section 4 on all matters submitted to Shareholders by the Board of Directors and each form of proxy, consent, ballot or other written voting instruction distributed by the Company to Shareholders shall include a check box or other appropriate mechanism by which Shareholders who desire to do so may so elect voting confidentiality.

     All inspectors of election, vote tabulators and other persons appointed or engaged by or on behalf of the Company to process voting instructions (none of whom shall be a Director or Officer of the Company or any of its affiliates) shall be advised of and instructed to comply with this Section 4 and, except as required or permitted hereby, not at any time to disclose to any person (except to other persons engaged in processing voting instructions), the identity and individual vote of any Shareholder electing voting confidentiality; provided, however, that voting confidentiality shall not apply and the name and individual vote of any Shareholder may be disclosed to the Company or to any person (i) to the extent that such disclosure is required by applicable law or is appropriate to assert or defend any claim relating to voting or (ii) with respect to any matter for which votes of Shareholders are solicited in opposition to any of the nominees or the recommendations of the Board of Directors unless the persons engaged in such opposition solicitation provide Shareholders of the Company with voting confidentiality (which, if not otherwise provided, will be requested by the Company) comparable in the opinion of the Company to the voting confidentiality provided by this Section 4.

                                   ARTICLE III

                               BOARD OF DIRECTORS

     SECTION 1.   The Board of Directors shall have power to:

     a. Conduct, manage and control the business of the Company, and make rules consistent with law, the Articles of Incorporation and the Bylaws;


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     b.   Elect, and remove at their discretion, Officers of the Company, prescribe their duties, and fix their compensation;

     c. Authorize the issue of shares of stock of the Company upon lawful terms: (i) in consideration of money paid, labor done, services actually rendered to the Company or for its benefit or in its reorganization, debts or securities cancelled, and tangible or intangible property actually received either by this Company or by a wholly-owned subsidiary; but neither promissory notes of the purchaser (unless adequately secured by collateral other than the shares acquired or unless permitted by
     Section 408 of the California Corporations Code) nor future services shall constitute payment or part payment for shares of this Company, or (ii) as a share dividend or upon a stock split, reverse stock split, reclassifications of outstanding shares into shares of another class, conversion of outstanding shares into shares of another class, exchange of outstanding shares for shares of another class or other change affecting outstanding shares;

     d. Borrow money and incur indebtedness for the purposes of the Company, and cause to be executed and delivered, in the Company name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt;

     e.   Elect an Executive Committee and other committees.

     SECTION 2. The Board of Directors shall elect an Executive Committee from the Directors, which shall consist of six members including the Chairman of the Board and the President. The Board may designate one of the members of the Executive Committee as the Chairman of the Executive Committee and may also designate one or more Directors as alternate members of the Executive Committee, who may replace any absent member at any meeting of the Executive Committee. Subject to change by resolution adopted by the Board of Directors or the Executive Committee, meetings of the Executive Committee shall be called and held at times and places fixed by the Chairman of the Board, the Chairman of the Executive Committee, or any two members of the Executive Committee; notice of meetings shall be given in the manner described in the Bylaws for giving notice of special meetings of the Board of Directors; the Chairman of the Executive Committee shall preside and, in his absence, the Chairman of the Board shall be the presiding officer. The Executive Committee shall have all the authority of the Board of Directors except with respect to (a) the approval of any action for which California General Corporation Law also requires shareholders' approval or approval of the outstanding shares; (b) the filling of vacancies on the Board or in any committee; (c) the fixing of compensation of the Directors for serving on the Board or on any committee; (d) the amendment or repeal of Bylaws or the adoption of new bylaws; (e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable; (f) a distribution, except at a rate, in a periodic amount or within a price range set forth in the Articles of Incorporation or determined by the Board; (g) the appointment of other committees of the Board or the members thereof; and (h) the fixing of compensation of officers of the Company or its subsidiaries. A majority of the authorized number of members of the Executive Committee shall constitute a quorum for the transaction of business.


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     SECTION 3.   The Board of Directors shall consist of not less than nine nor more than seventeen members. The exact number of Directors shall be fixed from time to time, within the limits specified, by a resolution duly adopted by the Board of Directors. A majority of the authorized number of Directors shall constitute a quorum of the Board.

                                   ARTICLE IV

                              MEETING OF DIRECTORS

     SECTION 1. Meetings of the Board of Directors shall be held at any place which has been designated by resolution of the Board of Directors, or by written consent of all members of the Board. In the absence of such designation, regular meetings shall be held in the principal executive office.

     SECTION 2. Immediately following each Annual Meeting of Shareholders there shall be a regular meeting of the Board of Directors for the purpose of organization, election of Officers and the transaction of other business. In all months other than May in which the Annual Meeting of Shareholders is held there shall be a regular meeting of the Board of Directors on the first Tuesday of each month at such hour as shall be designated by resolution of the Board of Directors. Notice of regular meetings of the Directors shall be given in the manner described in these Bylaws for giving notice of special meetings. No notice of the regular meeting of Board of Directors which follows the Annual Meeting of Shareholders need be given.

     SECTION 3. Special meetings of the Board of Directors for any purpose may be called at any time by the Chairman of the Board or, if he is absent or unable or refuses to act, by the President, any Vice President who is a Director, or by any seven Directors. Notice of the time and place of special meetings shall be given to each Director. In case notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the city in which the principal executive office is located at least twenty hours prior to the time of the meeting. In case notice is given personally or by telephone, it shall be delivered at least six hours prior to the time of the meeting.

     SECTION 4. The transactions of any meeting of the Board of Directors, however called or noticed, shall be as valid as though in a meeting duly held after regular call and notice if a quorum be present and each of the Directors, either before or after the meeting, signs a written waiver of notice, a consent to holding such meeting, or an approval of the minutes thereof or attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. All such waivers, consents or approvals shall be made a part of the minutes of the meeting.

     SECTION 5. If any regular meeting of Shareholders or of the Board of Directors falls on a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. But a special meeting of Shareholders or Directors may be held upon a holiday with the same force and effect as if held upon a business day.


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                                    ARTICLE V

                                    OFFICERS

     SECTION 1. The Officers of the Corporation shall be a Chairman of the Board, a President, Vice President, one or more of whom, in the discretion of the Board of Directors, may be appointed Executive Vice President, a Secretary and a Treasurer. The Company may have, at the discretion of the Board of Directors, any other Officers and may also have, at the discretion of and upon appointment by the Chairman of the Board, one or more Assistant Secretaries and Assistant Treasurers. One person may hold two or more offices.

                                   ARTICLE VI

                   THE CHAIRMAN OF THE BOARD AND THE PRESIDENT

     SECTION 1. The Chairman of the Board of Directors shall be a member of the Board and the Chief Executive Officer of the Company and shall preside at all Meetings of Shareholders and the Board. The Chairman of the Board shall have general charge and supervision of the Company's business and all of its Officers, employees and agents and he shall have all of the powers and perform all of the duties inherent in that office. The Chairman of the Board shall have additional powers and perform further duties as may be prescribed by the Board of Directors.

     SECTION 2. The President shall be a member of the Board and the Chief Operating Officer of the Company. The President shall have all of the powers and perform all of the duties inherent in that office. The President shall have additional powers and perform further duties as may be prescribed by the Board of Directors.

                                   ARTICLE VII

                                 VICE PRESIDENTS

     SECTION 1. In the Chairman's and the President's absence, disability or refusal to act, the Vice Presidents in order of their rank shall perform all of the duties of the Chairman and the President and when so acting shall have all of the powers and be subject to all of the restrictions of the Chairman and the President. The Vice Presidents shall have such other powers and perform such additional duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

                                  ARTICLE VIII

                                    SECRETARY

     SECTION 1. The Secretary shall keep at the principal executive office, a book of minutes of all meetings of Directors and Shareholders, which shall contain a statement of the time and place of the meeting, whether it was regular or special and, if special, how authorized and the


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notice given, the names of those present at Directors' meetings, the number of shares present or represented by written proxy at Shareholders' meetings and the proceedings.

     SECTION 2. The Secretary shall give notice of all meetings of Shareholders and the Board of Directors required by the Bylaws or by law to be given, and shall keep the seal of the Company in safe custody. The Secretary shall have such other powers and perform such additional duties as may be prescribed by the Board of Directors or the Chief Executive Officer.

     SECTION 3. It shall be the duty of the Assistant Secretaries to help the Secretary in the performance of the Secretary's duties. In the absence or disability of the Secretary, the Secretary's duties may be performed by an Assistant Secretary.

                                   ARTICLE IX

                                    TREASURER

     SECTION 1. The Treasurer shall have custody and account for all funds or moneys of the Company which may be deposited with the Treasurer, or in banks, or other places of deposit. The Treasurer shall disburse funds or moneys which have been duly approved for disbursement. The Treasurer shall sign notes, bonds or other evidences of indebtedness for the Company as the Board of Directors may authorize. The Treasurer shall perform such other duties which may be assigned by the Board of Directors or the Chief Executive Officer.

     SECTION 2. It shall be the duty of the Assistant Treasurers to help the Treasurer in the performance of the Treasurer's duties. In the absence or disability of the Treasurer, the Treasurer's duties may be performed by an Assistant Treasurer.

                                    ARTICLE X

                                   RECORD DATE

     SECTION 1. The Board of Directors may fix a time in the future as a record date for ascertaining the Shareholders entitled to notice and to vote at any meeting of Shareholders, to give consent to corporate action in writing without a meeting, to receive any dividend, distribution, or allotment of rights or to exercise rights related to any change, conversion, or exchange of shares. The selected record date shall not be more than sixty nor less than 10 days prior to the date of the Meeting nor more than sixty days prior to any other action or event for the purposes for which it is fixed. When a record date is fixed, only Shareholders of Record on that date are entitled to notice and to vote at the Meeting, to give consent to corporate action, to receive a dividend, distribution, or allotment of rights, or to exercise any rights in respect of any other lawful action, notwithstanding any transfer of shares on the books of the Company after the record date. The record date for determining Shareholders, entitled to give consent to corporate action in writing without a Meeting, when no prior action by the Board has been taken, shall be the sixtieth calendar day following the day on which the first consent is delivered to the Secretary.


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                                   ARTICLE XI

                    INDEMNIFICATION OF AGENTS OF THE COMPANY;
                         PURCHASE OF LIABILITY INSURANCE

     SECTION 1. For the purposes of this Article, "agent" means any person who is or was a Director, Officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or paragraph (d) of Section 5 of this Article.

     SECTION 2. The Company shall indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of the Company to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the Company, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the Company, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the Company or that the person had reasonable cause to believe that the person's conduct was unlawful.

     SECTION 3. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company to procure a judgment in its favor by reason of the fact that such person is or was an agent of the Company, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person believed to be in the best interests of the Company and its Shareholders.

     No indemnification shall be made under this Section 3 for any of the following:

     a. In respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company in the performance of such person's duty to the Company and its Shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;


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     b.   Of amounts paid in settling or otherwise disposing of a pending action without court approval;

     c. Of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

     SECTION 4. To the extent that an agent of the Company has been successful on the merits in defense of any proceeding referred to in Section 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

     SECTION 5. Except as provided in Section 4, any indemnification under this Article shall be made by the Company only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Section 2 or 3, by any of the following:

     a. A majority vote of a quorum consisting of Directors who are not parties to such proceeding;

     b. If such a quorum of Directors is not obtainable, by independent legal counsel in a written Opinion;

     c. Approval of the Shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon;

     d. The court in which such proceeding is or was pending upon application made by the Company or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by the Company.

     SECTION 6. Expenses incurred in defending any proceeding may be advanced by the Company prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount if it shall be determined ultimately that the agent is not entitled to be indemnified as authorized in this Article.

     SECTION 7. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement, vote of Shareholders or disinterested Directors or otherwise, to the extent such additional rights to indemnification are authorized in the Articles of Incorporation of the Company. The rights to indemnity under this Article shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of the person.


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     SECTION 8.   No indemnification or advance shall be made under this
Article, except as provided in Section 4 or paragraph (d) of Section 5, in any circumstance where it appears:

     a. That it would be inconsistent with a provision of the Articles of Incorporation, these Bylaws, a resolution of the Shareholders or an agreement in effect at the time of the accrual of the alleged causes of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification;

     b. That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

     SECTION 9. The Company shall have the power to purchase and maintain insurance on behalf of any agent of the Company against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not the Company would have the power to indemnify the agent against such liability under the provisions of this Article.

     SECTION 10. This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person's capacity as such, even though such person may also be an agent of the Company as defined in Section 1. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law.

                                   ARTICLE XII

                                      SEAL

     SECTION 1. The Company shall have a common seal upon which shall be inscribed:

                              "Pacific Enterprises
                            Incorporated May 21, 1907
                                   California"


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